TRAVELERS SERIES FUND INC.
                         Smith Barney High Income Portfolio
				10f-3 REPORT
                    November 1, 2004 through April 30, 2005


	 Trade                                       %received   %of
Issuer   Date     Dealer Face Amount  Price Amount    byfund  issue(1)


HCA Inc	 11/16/2004 JPM    $650,000   $99.67 $647,862 0.087% 2.667%(A)

Comm.Health 12/9/2004 JPM  $725,000   $100.00 $725,000 0.242%3.667%(B)
Systems

Tenneco 11/9/2004 Bankof   $925,000   $100.00 $925,000 0.185%3.011%(C)
                  America


Chesapeake12/1/2004Deutsche $2,325,000 $99.06 $2,303,052 0.388%2.000%(D)
Energy Corp.         Bank


Las Vegas 2/3/2005 Goldman $1,150,000 $99.08 $1,139,420 0.460%16.000%(E)
Sands Corp           Sachs

Tribal   2/3/2005Bankof    $750,000   $100.00 $750,000  0.500%13.333%(F)
Gaming Mohegan    America


Host  3/3/2005 Goldman     $600,000   $100.00  $600,000 0.092% 2.718%(G)
Marriot         Sachs

Levi 3/7/2005      Bankof  $325,000   $100.00  $325,000 0.086% 3.684%(H)
(Floating Rate)    America





(1) Represents purchases by all affiliated mutual funds and dis accounts; may not exceed 25% of the principal amount of the offering

A-Includes purchases of $19,350,000 by other affiliated mutual funds and discretionary accounts.

B-Includes purchases of $10,277,000 by other affiliated mutual funds and discretionary accounts.

C-Includes purchases of $14,130,000 by other affiliated mutual funds and discretionary accounts.

D-Includes purchases of $9,675,000 by other affiliated mutual funds and discretionary accounts.

E-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 38,850,000
Issue Amount: 250,000,000
Total Received All Funds: 40,000,000

F-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 19,250,000
Issue Amount: 150,000,000
Total Received All Funds: 200,000,000

G-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 17,065,000
Issue Amount: 650,000,000
Total Received All Funds: 17,665,000

H-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 13,675,000
Issue Amount: 380,000,000
Total Received All Funds: 14,000,000